                                                                     EXHIBIT 4.2



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


WARRANT TO PURCHASE

35,444 SHARES OF SERIES A PREFERRED STOCK OF BROCADE COMMUNICATIONS
SYSTEMS, INC.

(Void after March 31, 2002)

This certifies that VENTURE LENDING & LEASING, INC., a Maryland corporation, or assigns (the "Holder"), for value received, is entitled to purchase from BROCADE COMMUNICATIONS SYSTEMS, INC., a California corporation (the "Company"), 35,444 fully paid and nonassessable shares of the Company's Series A Preferred Stock ("preferred Stock') for cash at a price of $1.00 per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Pacific
Time) on March 31, 2002 (the "Expiration Date"), upon surrender to the Company at its principal office at 457 East Evelyn Avenue, Suite E, Sunnyvale, California 94086 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

    This Warrant is subject to the following terms and conditions:

        1.  Exercise; Issuance of Certificates; Payment for Shares.

        (a) Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of the Holder, at anytime or from time to time, on or before the Expiration Date for all or any portion of the shares of Preferred Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. In the event, however, that pursuant to the Company's Certificate of Incorporation, as amended, an event causing automatic conversion of the Company's Preferred Stock into Common Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company into which the Preferred Stock not purchased upon any prior exercise of the Warrant would have been so converted (and, where the context requires, reference to "preferred Stock" shall be deemed to include such Common Stock). The Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of
    Section 2, certificates for the shares o f Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

        (b) The Holder, in lieu of exercising this Warrant by the payment of the Stock purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to receive that number of shares of Preferred Stock equal to the quotient of: (I) the difference between

        (A) the Per Share Price (as hereinafter defined) of the Preferred Stock, less (B) the Stock Purchase Price then in effect, multiplied by the number of shares of Preferred Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over (ii) the Per Share Price.

        (C) For purposes of clause (b) of this Section 1, "Per Share Price" means the product of: (I) the greater of (A) the average of the closing bid and asked prices of the Company's Common Stock as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten (10 trading days prior to the date of the Holder's election hereunder or, (B) if applicable at the time of or in connection with the exercise under clause (b) of this Section 1, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which shareholders of the Company will receive for each share of Common Stock pursuant to a merger, reorganization or sale of assets; and (ii) that number of shares of Common Stock into which each share of Preferred Stock is convertible. If the company's Common Stock is not quoted by NASDAQ or listed on an exchange, the Per Share Price of the Preferred Stock (or the equivalent number of shares of Common Stock into which such Preferred Stock is convertible) shall be the price per share which the Company would obtain from a willing buyer for shares sold by the Company from authorized but unissued shares as such price shall be agreed upon by the Holder and the company or, if agreement cannot be reached within ten (10) business days of the Holder' selection hereunder, as such price shall be determined by a panel of three (3) appraisers, one
    (1) to be chosen by the company, one (1) to be chosen by the Holder and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within 30 days of the Holder's election hereunder, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall constitute the Per Share Price. In the event either party fails to choose an appraiser within 30 days of the Holder's election hereunder, then the appraisal of the sole appraiser shall constitute the Per Share Price. Each party shall bear the cost of the appraiser selected by such party and the cost of the third appraiser shall be borne one-half by each party. In the event either party fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each party.

               2.     Limitation on Transfer.

        (a) the Warrant and the Preferred Stock shall not be transferable except upon the conditions specified in this Section 2 and in compliance with the provisions of the Securities Act. Each holder of this Warrant or the Preferred Stock issuable hereunder and the Common Stock issuable upon conversion of such Preferred stock will cause any proposed transferee of the Warrant or Preferred Stock or such Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

        (b) Each certificate representing (I) this Warrant, (ii) the Preferred Stock, (iii) shares of the Company's Common Stock issued upon conversion of the Preferred Stock and (iv) any other securities issued in respect of the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

               THE SECURITIES REPRESENTED BY THIS CERTIFICAT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN RGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFORM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        (c) the Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (I) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the company, that an exemption from such registration is available.

        3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of share so authorized but unissued Preferred Stock or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The company will take all such action as may be necessary to assure that such shares of Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed. The Company will not take nay action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) (I) if the total number of shares of preferred Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Preferred Stock then outstanding and all shares of Preferred Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Preferred Stock then authorized by the Company's Certificate of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of preferred Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the company's Certificate of Incorporation.

        4. Adjustment of Stock Purchase Price Number of Shares The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment form time to time upon the occurrence eof certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

               4.1 subdivision or Combination of Stock. In case the company shall at any time subdivide its outstanding shares of Preferred Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of preferred Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

               4.2 dividends in Preferred Stock Other Stock, property, Reclassification. If at any time or from time to time the holders of Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

        (a) Preferred Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                      (b) any cash paid or payable otherwise than as a cash dividend, or

                      (c) Preferred Stock or other or additional tock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of preferred Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefore, the amount o stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

               4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the effective price of such reorganization is in excess of the exercise price hereof effective at the time of the merger and securities received in such reorganization are publicly traded and resaleable by the holder pursuant to the terms of SEC rule 145, without regard to volume limitations or holding period requirements (other than a reasonable lockup period imposed in order to account for such reorganization as a pooling of interests), then this Warrant shall expire unless exercised prior to the effective day of the reorganization. In any such case, appropriate provision shall be made with respect to the rights and interest of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of share purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets hall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

               4.4 (Deleted).

               4.5 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock purchase Price resulting form such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               4.6 Other Notices. If at any time:

        (a) the Company shall declare any cash dividend upon its Preferred
    Stock;

        (b) The Company shall declare nay dividend upon its Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Preferred Stock;

        (c) the Company shall offer for subscription pro rata to the holders of its Preferred Stock any additional shares of stock of any class or other rights;

        (d) there shall be any capital reorganization or reclassification of the capital stock of the company, or consolidation or merger of the company with, or sale of all or substantially all of its assets to, another corporation;

        (e) the Company shall take or propose to take any other action, notice of which is actually provided to holders of the Preferred Stock;

        then, in any one or more of said cases, Holder shall be entitled to the same notice with respect to such events as provided to holders of the Company's Preferred Stock as set forth in the Company's Certificate of Incorporation.

               4.7 (Deleted).

        5. Issue Tax. The issuance of certificates for shares of Preferred Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

        6. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Preferred Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant in accordance with its terms.

        7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the company, whether such liability is asserted by the company or by its creditors.

        8. (Deleted).

        9. Registration Rights. The Holder hereof shall be entitled, with respect to the shares of Preferred Stock issued upon exercise hereof (or the shares of Common Stock or other securities issued upon conversion of such Preferred Stock as the case may be,) to become a party to, and as such be entitled to receive, all of the registration rights set forth in Section 2 of that certain Investors Rights Agreement dated as of August 31, 995 to the same extent an on the same terms and conditions as possessed by the class of Investors thereunder. The company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to the Holder does not violate the provisions of such agreement or any of the Company's charter documents or rights of prior Grantees of registration rights.

        10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the company, of the Holder of this Warrant and of the holder of shares of Preferred Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

        11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        12. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be deemed to have been given (I) upon receipt if delivered personally or by courier
    (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such holder at its address a shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

        13. binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the company by merger, consolidation or acquisition of all or substantially all of the company's assts. All of the obligations of the company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assign of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect to any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the company tot he Holder hereof in respect of such rights.

        14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        15. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate the company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

        17. Representations of Holder. With respect to this Warrant, Holder represents and warrants to the Company as follows (which representations and warranties will be reaffirmed upon any exercise of this Warrant):

               17.1 Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company' it understands that investment in the Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder's satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company' and it has such knowledge and experience in financial and business smatters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risks of that investment.

               17.2 Investment. It is acquiring the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Warrant, the shares of Preferred Stock issuable upon exercise thereof and the shares of Common Stock issuable upon conversion of the preferred Stock, have not been registered under the Securities Act of 1933, as amended, nor qualified under applicable state securities laws.

               17.3 Rule 144. It acknowledges that the Warrant, the Preferred Stock and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

               17.4 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company" facilities.

               17.5 Accredited Investor. Holder is an "accredited investor" within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D, as in effect on the issue date of this Warrant.

               17.6 No Substitutions. At no time was Holder presented with any advertisement or other form of solicitation with respect to this Warrant or the Securities issuable hereunder.

        18. Additional Representations and Covenants of the Company. The Company hereby represents, warrants and agrees as follows:

               18.1 Corporate Power. The Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

               18.2 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the company of this has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

               18.3 Offering. Subject in part to the truth and accuracy of Holder's representations set forth in Section 17 hereof, the offer, issuance and sale of the Warrant is, and the issuance of Preferred Stock upon exercise of the Warrant and the issuance of Common Stock upon conversion of the Preferred Stock will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

               18.4 Stock Issuance. Upon exercise of the Warrant, the Company will use its best efforts to cause stock certificates representing the shares of Preferred Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise. Upon conversion of the shares of Preferred Stock to shares of Common Stock, the Company will issue the Common Stock in the individual names of Holder, its nominees or assignees, as appropriate.

        18.5 articles and By-Laws. The Company has provided Holder with true and complete copies of the company's Articles or Certificate of Incorporation, By-Laws, and each Certificate of Determination or other charter document setting, forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant.

        18.6 conversion of Preferred Stock. As of the ate hereof, each share of the Preferred Stock is convertible into one share of the Common Stock.

        18.7 financial and other Reports. From time to time upon to the earlier of the Expiration Date or the complete exercise of this Warrant, the Company shall furnish to Holder (I) within 120 days after the close of each fiscal year of the company an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; (ii) within 45 days after the close of each fiscal quarter of the Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter; and (iii) promptly after sending, making available, or filing, copies of all reports, proxy statements, and financial statements that the Company sends or makes available to its shareholders.

               IN WITNESS WHEREOF , the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 26 day of December, 1995.

        BROCADE COMMUNICATIONS SYSTEM, INC.


        By: /s/ BRUCE J. BERGMAN
           --------------------------------
        Title: CEO



        Acknowledged and Agreed:

        VENTURE LENDING & LEASING, INC.

        By: /s/ RONALD W. SWENSON
           --------------------------------
        Title: President

        FORM OF SUBSCRIPTION

        (to be signed only upon exercise of Warrant)

        To: __________________________________

               The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_____)
    (1) shares of Preferred Stock of ___________________________ and herewith makes payment of _______________________ Dollars ($______) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _______________________________________, whose address is
    ______________________________________.

               The undersigned represents and warrants that it is acquiring such Preferred Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended. The undersigned further renews as of the date hereof the representations and warranties set forth in Section 17 of the Warrant.

                                            DATED:  ____________________________


________________________________________________________________________________
    Signature must conform in all respects to name of holder as specified on the face of the Warrant)

________________________________________________________________________________

________________________________________________________________________________


        (1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

        ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Preferred Stock covered thereby set forth hereinbelow, unto:

        Name of Assignee            Address                      No. of Shares



        Dated: __________________________


    (Signature must conform in all respect to name of holder as specified on the face of the Warrant)